THIRTEENTH AMENDMENT TO THE
FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
SAUL HOLDINGS LIMITED PARTNERSHIP
THIS THIRTEENTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL HOLDINGS LIMITED PARTNERSHIP (this “Thirteenth Amendment”), dated as of November 12, 2014, is entered into by the undersigned party.
W I T N E S S E T H:
WHEREAS, Saul Holdings Limited Partnership (the “Partnership”) was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the “Original Agreement”);
WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 26, 1993, which was further amended by that certain First Amendment dated August 26, 1993, by that certain Second Amendment dated March 31, 1994, by that certain Third Amendment dated July 21, 1994, by that certain Fourth Amendment dated December 1, 1996, by that certain Fifth Amendment dated July 6, 2000, by that certain Sixth Amendment dated November 5, 2003, by that certain Seventh Amendment dated November 26, 2003, by that certain Eighth Amendment dated December 31, 2007, by that certain Ninth Amendment dated March 27, 2008, by that certain Tenth Amendment dated April 4, 2008, by that certain Eleventh Amendment dated September 23, 2011 and by that certain Twelfth Amendment dated February 12, 2013 (as amended, the “Agreement”);
WHEREAS, on February 12, 2013, Saul Centers, Inc. (the “General Partner”) issued 56,000 shares of 6.875% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Shares,” each a “Series C Preferred Share”) at a gross offering price of $2,500.00 per Series C Preferred Share and, in connection therewith, the General Partner, pursuant to Section 8.7.C of the Agreement, contributed the proceeds of such issuance to the Partnership and caused the Partnership to issue to the General Partner preferred equity ownership interests in the Partnership (“Series C Preferred Partnership Units”);
WHEREAS, on November 12, 2014, the General Partner issued 16,000 additional Series C Preferred Shares (the “Additional Series C Preferred Shares”) at a gross offering price of $2,500.00 per additional Series C Preferred Share and, in connection therewith, the General Partner, pursuant to Section 8.7.C of the Agreement, is required to contribute the proceeds of such issuance to the Partnership and cause the Partnership to issue to the General Partner additional Series C Preferred Partnership Units (the “Additional Series C Preferred Partnership Units”); and
WHEREAS, the General Partner desires to amend the Agreement pursuant to its authority under Sections 2.4 and 14.1.B of the Agreement and the powers of attorney granted to the General Partner by the Limited Partners in order to reflect the aforementioned issuance of Additional Series C Preferred Partnership Units.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned party, intending legally to be bound, hereby agrees as follows:

1.Section 1 of Exhibit H of the Agreement is hereby amended by changing the number 56,000 to 72,000.
2.Pursuant to Section 8.7.C of the Agreement, effective as of November 12, 2014, the issuance date of the Additional Series C Preferred Shares by the General Partner, the Partnership hereby issues 16,000 Additional Series C Preferred Partnership Units to the General Partner. Such Additional Series C Preferred Partnership Units have been created and are being issued in conjunction with the General Partner’s issuance of the Additional Series C Preferred Shares, and as such, the Additional Series C Preferred Partnership Units are intended to have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the Additional Series C Preferred Shares, and the terms of this

Thirteenth Amendment shall be interpreted in a fashion consistent with this intent. In return for the issuance to the General Partner of the Additional Series C Preferred Partnership Units, the General Partner has contributed to the Partnership the funds raised through its issuance of the Additional Series C Preferred Shares (the General Partner’s capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance, i.e., the net proceeds actually contributed, plus any underwriter’s discount or other expenses incurred, with any such discount or expense deemed to have been incurred by the General Partner on behalf of the Partnership).
3.In order to reflect the issuance of the Additional Series C Preferred Partnership Units, Exhibit A to the Agreement is hereby amended by (i) deleting in its entirety the table entitled “Series C Preferred Partnership Units” at the end of such Exhibit A and (ii) replacing the same with the following table:

Series C Preferred Partnership Units
Holder	Number of Series C Preferred Partnership Units	Issuance Date

Saul Centers, Inc.	56,000	2/12/2013
Saul Centers, Inc.	16,000	11/12/2014

4.The foregoing recitals are incorporated in and are part of this Thirteenth Amendment.
5.Except as the context may otherwise require, any terms used in this Thirteenth Amendment that are defined in the Agreement shall have the same meaning for purposes of this Thirteenth Amendment as in the Agreement.
6.Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned parties have executed this Thirteenth Amendment as of the date first written above.

GENERAL PARTNER

SAUL CENTERS, INC.
a Maryland corporation

By:     /s/ Scott V. Schneider
Name:     Scott V. Schneider
Title:     Senior Vice President,
Chief Financial Officer,Treasurer and Secretary